Exhibit 10.5 to Registration Statement


                             SUMMIT LIFE CORPORATION

                                ESCROW AGREEMENT


       THIS  AGREEMENT,   made  to  be  effective  as  of  the  _______  day  of
____________, 2001, by and between Summit Life Corporation, an Oklahoma corporation (the "Company") and UMB Bank, Oklahoma City, Oklahoma, as escrow agent ("Escrow Agent").

                                   WITNESSETH:

       WHEREAS, the Company intends to offer for sale to prospective investors (the "Investors") up to 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"); and

       WHEREAS, each Investor will be required to pay his subscription in full upon subscribing ($1.00 per share) by check, draft or money order (the "Subscription Proceeds"); and

       WHEREAS, under the terms of the offering the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the Company of the minimum Subscription Proceeds of $200,000, including any subscription by the Company, its officers and directors; and

       WHEREAS, the officers and directors of the Company will offer and sell the Common Stock without receiving any commissions or other fees; and

       WHEREAS, no subscriptions to the Company will be accepted after receipt of the maximum Subscription Proceeds of $1,000,000 or ____________ _____, 2002, which ever occurs first; and

       WHEREAS, to facilitate compliance with the terms of the offering, the Company desires to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent desires to hold the Subscription Proceeds pursuant to the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

       1. Appointment of Escrow Agent. The Company hereby appoints Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with Escrow Agent by the Company pursuant hereto, and Escrow Agent hereby agrees to serve in such capacity during the term and based upon the provisions hereof.

       2. Deposit of Subscription Proceeds. Pending receipt of the minimum Subscription Proceeds of $200,000, the Company shall deposit the Subscription Proceeds of each Investor with the Escrow Agent and shall deliver to the Escrow Agent a copy of the Subscription Agreement of such Investor.

       The minimum subscription per Investor shall be for 100 shares of Common Stock and payment for each subscription for Common Stock shall be in the form of a check made payable to "Summit Life Corporation." The Escrow Agent shall deliver a receipt to the Company for each deposit of Subscription Proceeds made pursuant hereto.

       3. Investment of Subscription Proceeds. The Escrow Agent shall invest the Subscription Proceeds in the Federated Investors Treasury Obligations Fund (CUSIP number 60934N-872). The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of paragraph 4 or 6, as the case may be.


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

       4.     Distribution of Subscription Proceeds.  If the Escrow Agent:

              (a) receives written notice from an authorized officer of the Company that at least the minimum aggregate subscriptions of $200,000 have been received and accepted by the Company, and

              (b) determines that Subscription Proceeds for at least $200,000 as determined by the Company have cleared the banking system and are good, the Escrow Agent shall promptly release and distribute to the Company such escrowed Subscription Proceeds which have cleared the banking system and are good plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account.

       Any remaining Subscription Proceeds, plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account shall be promptly released and distributed to the Company by the Escrow Agent as such Subscription Proceeds clear the banking system and become good.

       5. Separate Company Account. During the continuation of the offering after the receipt of at least the minimum aggregate subscriptions of $200,000 and prior to _____________ _____, 2002, any additional Subscription Proceeds may be deposited by the Company directly in a separate Company account which shall not be subject to the terms of this Agreement.

       6.     Distributions to Subscribers.

              (a) In the event that the Company will not be funded as contemplated because less than the minimum aggregate subscriptions of $200,000 have been received and accepted by the Company by 12:00 p.m. (noon), local time, on ________________ _____, 2002, or for any other reason, the Company shall so notify the Escrow Agent, whereupon the Escrow Agent shall promptly distribute to each Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by the Company.

              (b) In the event that a subscription for Stock submitted by an Investor is rejected by the Company for any reason after the Subscription Proceeds relating to such subscription have been deposited with the Escrow Agent, then the Company shall promptly notify the Escrow Agent of such rejection, and the Escrow Agent shall promptly distribute to such Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by the Company.

       7. Compensation and Expenses of Escrow Agent. The Company shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services hereunder, as provided in Appendix 1 to this Agreement and made a part hereof, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in an escrow account unless and until the Company is funded with cleared Subscription Proceeds of at least $200,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, at which time the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets held hereunder, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

       8. Duties of Escrow Agent. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Escrow Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Escrow Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the Company.

       9. Liability of Escrow Agent. The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Escrow Agreement; provided, however, that nothing herein contained shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. The Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by the Escrow Agent in good faith. The parties to this Agreement will indemnify the Escrow Agent, hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. In the event any legal questions arise concerning the Escrow Agent's duties and obligations hereunder, the Escrow Agent may consult with its counsel and rely without liability upon written opinions given to it by such counsel.

       The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

       In the event that there shall be any disagreement between any of the parties to this Agreement, or between them or either of any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement, or in the event Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and the Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.

       Escrow Agent is acting solely as escrow agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement to be so authorized on behalf of the party or parties involved.

       10. Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such following the giving of thirty (30) days' prior written notice to the Company. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days' prior written notice to the Escrow Agent by the Company.

       In either event,  the duties of the Escrow Agent shall  terminate  thirty
(30) days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) in its possession to a successor escrow agent as shall be appointed by the Company as evidenced by a written notice filed with the Escrow Agent. If the Company shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto.

       Upon acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account), the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

       11. Termination. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect hereto upon the occurrence of the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) as contemplated hereby or upon the written consent of all the parties hereto.

       12. Notice. Any notices or instructions, or both, to be given hereunder shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

       If to the Escrow Agent:

              UMB Bank
              204 North Robinson
              Oklahoma City, Oklahoma 73102

              Attention:  John Brown

              Phone: (405) 239-5980
              Facsimile: (405) 236-1971

       If to Summit Life Corporation:

              Summit Life Corporation
              3021 Epperly Drive
              Oklahoma City, Oklahoma  73155

              Attention: Charles L. Smith, President and Chief Operating Officer

              Phone: (405) 677-0781
              Facsimile: (405) 677-4953

       Any  party  may   designate  any  other  address  to  which  notices  and
instructions shall be sent by notice duly given in accordance herewith.

       13.    Miscellaneous.

              (a)  This  Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of Oklahoma.

              (b) This Agreement is binding upon and shall inure to the benefit of the undersigned and their respective heirs, successors and assigns.

              (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

                                         ESCROW AGENT

                                         UMB BANK


                                         By:
                                             -----------------------------------
                                              John Brown, Senior Vice President



                                         COMPANY

                                         SUMMIT LIFE CORPORATION


                                         By:
                                             -----------------------------------
                                              Charles L. Smith, President & COO

                         APPENDIX I TO ESCROW AGREEMENT


                    Compensation for Services of Escrow Agent
                    -----------------------------------------


       Escrow Agent services shall be performed without charge to the Company; provided however, that if the Escrow Agent is required to distribute refund checks to Investors pursuant to Section 6 of the Escrow Agreement, the Company agrees to pay Escrow Agent a fee of $1,000.00 plus $15.00 per disbursement.











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